PRESS RELEASE

GCM Grosvenor Reports Third Quarter 2023 Earnings Results
CHICAGO, November 8, 2023 – GCM Grosvenor (Nasdaq: GCMG) today reported its results for the third quarter 2023, which have been posted to the Public Shareholders section of GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
A conference call to discuss GCM Grosvenor’s financial results will be held today, Wednesday, November 8, 2023, at 9:30 a.m. ET. The call will be accessible via public webcast from the Public Shareholders section of GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events, and a replay of the live broadcast will be available on the website soon after the call’s completion.
The call can also be accessed by dialing (888) 394-8218 (toll-free) or (646) 828-8193 and using the passcode 7501797.
About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $76 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform.
GCM Grosvenor’s experienced team of approximately 540 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: gcmgrosvenor.com.
Source: GCM Grosvenor
Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Abigail Ruck
H/Advisors Abernathy
tom.johnson@h-advisors.global / abigail.ruck@h-advisors.global
212-371-5999